Exhibit 99.1

FOR IMMEDIATE RELEASE	OTCQX: RESX

RestorGenex and Diffusion Pharmaceuticals Announce Merger Agreement

--Proposed Merger Would Create an Oncology-focused Biotechnology Company --

--Combined Company Expects to Initiate Phase III Clinical Trial in GBM for Orphan Drug-designated TSC in 2016--

Buffalo Grove, Illinois and Charlottesville, Virginia (December 15, 2015) – RestorGenex Corporation (OTCQX: RESX) and Diffusion Pharmaceuticals LLC, a privately-held biotechnology company, announced today that they have entered into a definitive merger agreement under which a newly formed subsidiary of RestorGenex will merge with and into Diffusion in an all-stock transaction, with Diffusion surviving as a wholly owned subsidiary of RestorGenex. Upon completion, RestorGenex will issue to Diffusion equity holders shares of RestorGenex common stock such that the current equity holders of Diffusion will own approximately 83% of the combined company’s outstanding shares and current stockholders of RestorGenex will own approximately 17%. These percentage ownerships are subject to potential adjustment depending upon the amount of net cash of RestorGenex at closing as provided in the merger agreement. In addition, immediately prior to the merger, RestorGenex plans to distribute to its then current stockholders contingent value rights (CVRs) providing payment rights with respect to the first $50 million of net proceeds arising from a future sale, transfer, license or similar transaction involving RestorGenex’s RES-440 product candidate for the treatment of acne vulgaris. Any current RestorGenex option or warrant holder would, at the time of exercise, be entitled to receive one CVR for each share of RestorGenex common stock issued upon exercise of the option and warrant, which would entitle the holder to a pro rata portion of any CVR payments made.

The current directors and executive officers of RestorGenex will resign from their positions with RestorGenex upon the closing of the proposed merger, and the combined company will be under the leadership of Diffusion's current executive management team with David G. Kalergis serving as chief executive officer. The board of directors of the combined company is expected to consist of six members, all of whom will be designated by Diffusion. The corporate headquarters of the combined company will be located in Charlottesville, Virginia. Following completion of the merger, the combined company will be renamed Diffusion Pharmaceuticals, Inc.

The proposed merger will create a clinical-stage company with a diversified development portfolio of product candidates addressing novel targets in oncology, including several orphan indications. Initially, the combined company will be focused on the development of Diffusion’s lead molecule trans sodium crocetinate (TSC). TSC has received orphan drug designation for the treatment of glioblastoma multiforme (GBM) and expects to enter a Phase III study in newly diagnosed GBM patients in 2016. Future development of TSC includes other orphan indications such as pancreatic cancer and brain metastases. TSC’s novel mechanism of action enhances the diffusion of oxygen to cancerous tumors, improving the effects of cancer treatments such as radiation therapy and chemotherapy.

Stephen M. Simes, RestorGenex’s chief executive officer, stated, “We have chosen to combine with Diffusion in order to add a clinical-ready product to our oncology portfolio. Specifically the key Diffusion product is scheduled to enter a Phase III clinical trial in 2016 thereby accelerating our product development dramatically. The board and management of RestorGenex conducted an extensive process and thorough review of strategic alternatives and we believe the proposed merger provides an attractive opportunity for value appreciation for RestorGenex’s stockholders.”

David Kalergis, chief executive officer of Diffusion Pharmaceuticals, added, “We expect to be positioned to move forward with a pivotal Phase III trial of TSC in newly diagnosed GBM patients, with plans to begin enrollment in 2016. We also are planning to commence a Phase II/III trial in pancreatic cancer in 2016 with a Phase II/III study in brain metastases to follow. The merger between Diffusion and RestorGenex will provide improved access to the capital markets, in order to obtain the resources necessary to accelerate development of TSC in multiple clinical programs and continue to build an oncology-focused company.”

The transaction has been approved unanimously by the boards of directors of both companies. The proposed merger is expected to close in the first quarter of 2016, subject to customary closing conditions, including the approval of Diffusion’s members.

Raymond James & Associates, Inc. is acting as exclusive financial advisor to RestorGenex and Oppenheimer Wolff & Donnelly LLP is acting as legal counsel for RestorGenex. MTS Securities, LLC. is acting as exclusive financial advisor to Diffusion and Dechert LLP is acting as legal counsel to Diffusion.

The offer and sale of RestorGenex common stock and any other securities in connection with the merger have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. Because the securities are not registered, the securities may not be offered or sold in the United States absent registration or an exemption from registration. This release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the securities mentioned in this release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Diffusion Pharmaceuticals

Diffusion Pharmaceuticals is a clinical stage biotechnology company focused on extending the life expectancy of cancer patients by improving the effectiveness of current standard-of-care treatments including radiation therapy and chemotherapy. Diffusion is developing its lead drug, trans sodium crocetinate (TSC), for use in the many cancers types in which tumor hypoxia (oxygen deprivation) is known to diminish the effectiveness of current treatments. TSC targets the cancer’s hypoxic micro-environment, re-oxygenating treatment-resistant tissue and making the cancer cells more vulnerable to the therapeutic effects of treatments such as radiation therapy and chemotherapy, without the apparent addition of any serious side effects. TSC has potential application in other indications involving hypoxia, such as stroke and neurodegenerative diseases.

A Phase II clinical program, completed in the second quarter of 2015, evaluated 59 patients with newly diagnosed glioblastoma multiforme (GBM). The study demonstrated a favorable safety and efficacy profile for TSC combined with standard of care. This trial has been the basis for discussions with the U.S. Food and Drug Administration. A Phase III program in newly diagnosed GBM is expected to commence in 2016. Additional planned studies include a Phase II/III trial in pancreatic cancer, also expected to commence in 2016. A Phase II/III study in brain metastases is also being planned. TSC’s novel mechanism safely re-oxygenates a range of tumor types, so its therapeutic potential is not limited to specific tumors, thereby making it potentially useful to improve current standard-of-care treatments of many life-threatening cancers.

About Treatment-Resistant Cancers and TSC

Oxygen deprivation at the cellular level (“hypoxia”) is the result of rapid tumor growth, causing the tumor to outgrow its blood supply. Cancerous tumor cells thrive on hypoxia and the resultant changes in the tumor microenvironment confer “treatment-resistance” to radiation therapy and chemotherapy. Using a novel, proprietary mechanism of action, Diffusion’s lead drug TSC counteracts tumor hypoxia – and therefore treatment-resistance – by safely re-oxygenating tumor tissue, thus enhancing tumor kill and potentially prolonging patients’ life expectancy. Oxygen levels of normal brain tissue remain unaffected upon administration of TSC, thereby avoiding the introduction of harmful side effects.

About TSC Clinical Trial Programs in Brain and Pancreatic Cancers

Glioblastoma (GBM) is the most common and aggressive form of primary brain cancer and is also considered one of the most hypoxic of solid tumors. In 2015, Diffusion completed a Phase I/II study of TSC in 59 patients with newly diagnosed GBM. The results demonstrated that people who received TSC plus standard-of-care radiotherapy and temozolomide chemotherapy had an improvement in survival compared to an historical control group. Median survival in the TSC treated patients was 16.3 months with a one year survival of 71.2% and a two year survival of 36.3%.

Health‐related quality of life measures, including global health status and physical, social and motor functioning, remained stable or improved in TSC‐treated patients during the trial. No serious negative safety findings attributed to TSC were observed in the study and adverse events were consistent with those seen in previous trials of GBM featuring radiation therapy and temozolomide chemotherapy.

In August 2015, agreement was reached with the United States Food and Drug Administration (FDA) on the design of a single 400 patient Phase III study that would support registration of TSC for the treatment of newly diagnosed GBM patients in combination with radiation and/or chemotherapy.

Discussion is currently underway with the FDA regarding design of a planned Phase II/III trial in pancreatic cancer. Pancreatic cancer is among the most deadly of cancers, showing an average 5-year survival rate of less than 10%. It is also considered to be one of the most hypoxic cancers.

A Phase II/III trial in brain metastases is being planned. Metastatic brain cancer is a form of cancer that has spread from a primary tumor location elsewhere to the brain. The median survival following conventional radiation therapy is three to six months, demonstrating the substantial unmet medical need.

GBM, pancreatic cancer and brain metastases are all rare conditions considered eligible for FDA Orphan Drug Designation. For additional information about Diffusion, please visit www.diffusionpharma.com.

About RestorGenex Corporation

RestorGenex is a specialty biopharmaceutical company focused on developing a portfolio of first-in-class therapeutic products to treat diseases across the oncologic, ophthalmologic and dermatologic space. RestorGenex’s lead product is a novel PI3K/Akt/mTOR pathway inhibitor, which has completed two Phase I clinical trials for age-related macular degeneration and is in pre-clinical development for glioblastoma multiforme. The current pipeline also includes a “soft” anti-androgen compound for the treatment of acne vulgaris. RestorGenex’s novel inhibition of the PI3K pathway and unique targeting of the androgen receptor show promise in a number of additional diseases, which RestorGenex is evaluating for the purpose of creating safe and effective treatments and innovative therapies. For additional information please see: www.restorgenex.com.

Where to Find Additional Information about the Proposed Merger

In connection with the proposed merger, RestorGenex will file relevant materials with the Securities and Exchange Commission (SEC), including one or more Current Reports on Form 8-K and a Schedule 14f-1. Investors and security holders of RestorGenex and Diffusion are urged to read these materials carefully when they become available because they contain or will contain important information about RestorGenex, Diffusion, the proposed merger and the other transactions contemplated by the merger agreement. The relevant materials (when they become available), and any other documents filed by RestorGenex with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RestorGenex by directing a written request to: RestorGenex Corporation, 2150 East Lake Cook Road, Suite 750, Buffalo Grove, IL 60089, Attention: Investor Relations.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed transaction between RestorGenex and Diffusion, the terms, timing, conditions to and anticipated completion of the proposed transaction, the expected ownership of the combined company and the composition of the combined company’s board of directors and management team; the anticipated distribution to RestorGenex stockholders of contingent value rights (CVRs) immediately prior to the merger and the terms, timing and value of such CVRs, the potential benefits of the proposed transaction to the RestorGenex stockholders and Diffusion members, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the potential of the combined company’s technology and product candidates, the anticipated timing of future clinical trials, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “would,” “will,” “plans,” “possibility,” “potential,” “future,” “expects,” “anticipates,” “believes,” “intends,” “continue,” “expects,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause RestorGenex’s and the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the failure of the Diffusion members to approve the transaction, the risk that RestorGenex’s net cash at closing will be lower than currently anticipated or the failure of either party to meet the other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of RestorGenex and Diffusion may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be distributed prior to the completion of the merger or at all or may not be paid out or result in any value to RestorGenex’s stockholders; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; and the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance.  More detailed information on these and additional factors that could affect RestorGenex’s actual results are described in RestorGenex’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.  All forward-looking statements in this news release speak only as of the date of this news release and are based on RestorGenex’s current beliefs and expectations. RestorGenex undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Diffusion Pharmaceuticals Contacts

David Kalergis

Chief Executive Officer

Diffusion Pharmaceuticals

(434) 220-0718

dkalergis@diffusionpharma.com

Stephanie Carrington

ICR Inc.

(646) 277-1282

Stephanie.Carrington@icrinc.com

RestorGenex Contacts

Stephen M. Simes

Chief Executive Officer

RestorGenex

ssimes@restorgenex.com

Phillip B. Donenberg

Chief Financial Officer

RestorGenex

pdonenberg@restorgenex.com